                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 20, 2004

                              Bob Evans Farms, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      0-1667                       31-4421866
----------------------------   ------------------------  ---------------------------------
(State or Other Jurisdiction   (Commission File Number)  (IRS Employer Identification No.)
     of Incorporation)

 3776 South High Street, Columbus, Ohio                                 43207
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)

                                 (614) 491-2225
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      [  ]  Written communications pursuant to Rule 425 under the Securities
            Act (17 CFR 230.425)

      [  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
            (17 CFR 240.14a-12)

      [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

            On July 12, 2004, Bob Evans Farms, Inc. (the "Company") filed a current report on Form 8-K with respect to the acquisition by its wholly-owned subsidiary, Mimi's Cafe, LLC, of all of the issued and outstanding common stock of SWH Corporation, a California corporation ("SWH"), in a privately-negotiated transaction. SWH owns and operates Mimi's Cafe casual restaurants, primarily in California and other western states.

            Pursuant to Item 7 of Form 8-K (as in effect prior to August 23, 2004 and now replaced by Item 9.01 of Form 8-K), the Company was permitted to file certain financial information by amendment no later than September 20, 2004. This Current Report on Form 8-K/A amends and supplements the Current Report on Form 8-K filed by the Company on July 12, 2004 to include the historical financial statements of SWH and the unaudited pro forma financial information listed below.

Item 9.01.  Financial Statements and Exhibits.

                                                                        Page

(a)   Financial Statements of Business Acquired

            Financial Statements of SWH as of and for the fiscal year ended December 31, 2003

                  Report of Independent Registered Public
                  Accounting Firm                                         4

                  Consolidated Balance Sheet as of December 31, 2003    5-6

                  Consolidated Statement of Operations for the year
                  ended December 31, 2003                                 7

                  Consolidated Statement of Stockholders' Equity
                  (Deficiency) for the year ended December 31, 2003       8

                  Consolidated Statement of Cash Flows for the year
                  ended December 31, 2003                                 9

                  Notes to the Financial Statements                   10-24

(b)   Pro Forma Financial Information (Unaudited)

            Pro Forma Condensed Consolidated Balance Sheet as of
            April 30, 2004                                               26

            Pro Forma Condensed Consolidated Statement of Income
            for the year ended April 30, 2004                            27

            Pro Forma Condensed Consolidated Statement of Income for
            the three months ended July 30, 2004                           28

            Notes to Pro Forma Financial Information                    29-30

(c)   Exhibits

      2* Stock Purchase Agreement, dated as of June 11, 2004, among SWH Corporation, the Equity Holders of SWH Corporation and Bob Evans Farms, Inc.

      4(a)* Loan Agreement, dated July 7, 2004, between BEF Holding Co., Inc.
            and National City Bank

      4(b)* Guaranty of Payment, dated as of July 7, 2004, made by Bob Evans
            Farms, Inc. and Mimi's Cafe, LLC, in favor of National City Bank

      4(c)* Promissory Note, dated as of July 7, 2004, in the aggregate principal amount of $200,000,000, made by BEF Holding Co., Inc. in favor of National City Bank

      10* Escrow Agreement, dated as of July 7, 2004, among Saunders Karp & Megrue LLC, Bob Evans Farms, Inc., Mimi's Cafe, LLC and U.S. Bank National Association, as Escrow Agent

      23    Consent of Independent Registered Public Accounting Firm

-----------------------
        * Previously filed with the Company's Current Report on Form 8-K on July 12, 2004.

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
SWH Corporation, dba Mimi's Cafe

We have audited the accompanying balance sheet of SWH Corporation (dba Mimi's
Cafe) as of December 31, 2003, and the related statements of operations, stockholders' equity (deficiency) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SWH Corporation at December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP
Irvine, California
May 5, 2004
except for Notes 2 and 12, as to which the date is July 7, 2004

                                 SWH Corporation
                                 dba Mimi's Cafe

                         Balance Sheet (Restated-Note 2)
                     (Dollars in thousands, except shares)

                                December 31, 2003

ASSETS
Current assets:
   Cash                                                             $   5,131
   Restricted cash                                                      2,215
   Receivable from landlords and employees                                122
   Income tax receivable                                                1,335
   Inventories                                                          3,268
   Deferred taxes                                                       3,630
   Prepaids and other current assets                                      554
                                                                    ---------
Total current assets                                                   16,255

Property, equipment, and improvements:
   Restaurant and other equipment                                      68,565
   Buildings                                                           42,942
   Leasehold improvements                                              17,318
                                                                    ---------
                                                                      128,825
   Accumulated depreciation and amortization                          (41,296)
                                                                    ---------
Property, equipment, and improvements, net                             87,529

Construction-in-progress                                                6,179

Employee loans receivable                                                 224

Other assets (net of accumulated amortization of $2,684)                2,851
                                                                    ---------
Total assets                                                        $ 113,038
                                                                    =========

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current liabilities:
   Accounts payable                                                                                        $   8,871
   Accrued payroll and related costs                                                                           6,244
   Accrued insurance reserves                                                                                  2,371
   Accrued legal settlement                                                                                    2,500
   Other accrued expenses                                                                                      4,040
   Current portion of long-term debt                                                                           1,499
                                                                                                           ---------
Total current liabilities                                                                                     25,525

Long-term debt                                                                                                75,103

Deferred rent and revenue                                                                                      5,552

Long-term deferred taxes                                                                                       6,417

Deferred compensation                                                                                          1,495

Commitments and contingencies (Notes 5 and 7)
Stockholders' deficiency:
   Common stock, no par value:
       Authorized shares - 200,000
       Issued and outstanding shares - 9,270                                                                  20,355
   Additional paid-in capital                                                                                     44
   Accumulated deficit (including a $20,662 charge for the repurchase of common stock (Note 6))              (21,095)
   Notes receivable from stockholders                                                                           (358)
                                                                                                           ---------
Total stockholders' deficiency                                                                                (1,054)
                                                                                                           ---------
Total liabilities and stockholders' deficiency                                                             $ 113,038
                                                                                                           =========

See accompanying notes.

                                 SWH Corporation
                                 dba Mimi's Cafe

                    Statement of Operations (Restated-Note 2)
                             (Dollars in thousands)

                          Year ended December 31, 2003

Revenues:
     Food and beverage sales                                        $ 240,538

Costs and expenses:
     Food and beverage                                                 68,017
     Payroll and related costs                                         92,412
     Occupancy costs and other operating expenses                      45,176
     Depreciation and amortization                                      7,842
     Pre-opening costs                                                  3,591
     General and administrative, including bonuses of $2,923           14,374
     Legal settlement and related costs                                 2,815
                                                                    ---------
Total costs and expenses                                              234,227
                                                                    ---------

Operating income                                                        6,311

Interest expense, net                                                  10,298
                                                                    ---------

Loss before income tax benefit                                         (3,987)

Income tax benefit                                                      1,339
                                                                    ---------
Net loss                                                            $  (2,648)
                                                                    =========

See accompanying notes.

                                 SWH Corporation
                                 dba Mimi's Cafe

                 Statements of Stockholders' Equity (Deficiency)
                     (Dollars in thousands, except shares)

                                                                                                         NOTES
                                                                          ADDITIONAL                  RECEIVABLE
                                                    COMMON STOCK           PAID-IN     ACCUMULATED       FROM
                                                SHARES         AMOUNT      CAPITAL       DEFICIT     STOCKHOLDERS       TOTAL
                                                ------         ------      -------       -------     ------------       -----
Balance at December 31, 2002                     9,225        $20,227        $ 4        $(13,115)        $(485)        $ 6,631
   Prior year restatements (Note 2)                  -              -          -          (5,332)            -          (5,332)
                                                 -----        -------        ---        --------         -----         -------
Balance at December 31, 2002, as restated        9,225         20,227          4         (18,447)         (485)          1,299
   Net loss                                          -              -          -          (2,648)            -          (2,648)
   Exercise of stock options                        45            128         40               -             -             168
   Collection of notes receivable from
      stockholders                                   -              -          -               -           127             127
                                                 -----        -------        ---        --------         -----         -------
Balance at December 31, 2003                     9,270        $20,355        $44        $(21,095)        $(358)        $(1,054)
                                                 =====        =======        ===        ========         =====         =======

See accompanying notes.

                                 SWH Corporation
                                 dba Mimi's Cafe

                    Statement of Cash Flows (Restated-Note 2)
                             (Dollars in thousands)

                          Year ended December 31, 2003

OPERATING ACTIVITIES
Net loss                                                                               $ (2,648)
Adjustments to reconcile net loss to net cash provided by operating activities:
         Depreciation and amortization                                                    7,842
         Amortization of deferred financing costs                                         1,555
         Deferred taxes                                                                    (630)
         Deferred rent and revenue                                                        1,083
         Changes in operating assets and liabilities:
              Income tax receivable                                                        (184)
              Inventories                                                                  (959)
              Prepaids and other current assets                                            (250)
              Other assets                                                                 (530)
              Accounts payable                                                              280
              Accrued payroll and related costs                                             740
              Accrued insurance reserves                                                  1,044
              Accrued legal settlement                                                    2,500
              Other accrued expenses                                                        708
              Deferred compensation                                                         615
                                                                                       --------
Net cash provided by operating activities                                                11,166

INVESTING ACTIVITIES
Purchase of property, equipment, and improvements                                       (23,689)
Change to construction-in-progress                                                           91
Receivable from landlords and employees                                                   1,489
                                                                                       --------
Net cash used in investing activities                                                   (22,109)

FINANCING ACTIVITIES
Proceeds from long-term debt                                                             18,475
Repayment of long-term debt                                                              (5,782)
Proceeds from issuance of common stock                                                      168
Repayment of shareholder notes                                                              127
Restricted cash                                                                             229
                                                                                       --------
Net cash provided by financing activities                                                13,217
                                                                                       --------

Net increase in cash                                                                      2,274
Cash at beginning of year                                                                 2,857
                                                                                       --------
Cash at end of year                                                                    $  5,131
                                                                                       ========

See accompanying notes.

                                 SWH Corporation
                                 dba Mimi's Cafe

                          Notes to Financial Statements
                             (Dollars in thousands)

                                December 31, 2003

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

SWH Corporation (the Company), a California corporation, currently owns and operates 78 restaurants including 47 in California, nine in Arizona, six in Colorado, four in Texas, three in Nevada, three in Utah, two in Florida, two in Kansas, one in New Mexico and one in Oklahoma. During 2003, the Company opened twelve new restaurants. All of the restaurants operate under the name Mimi's Cafe.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

RESTRICTED CASH

Restricted cash represents deposits held in trust and cash collateralizing letters of credit for the payment of workers' compensation, general liability and state disability insurance claims.

INVENTORIES

Inventories consist primarily of food and beverage products and are stated at the lower of cost (first-in, first-out) or market.

PROPERTY, EQUIPMENT, IMPROVEMENTS AND DEPRECIATION AND AMORTIZATION

Property, equipment and improvements are recorded at cost. Expenditures that materially increase property lives are capitalized. The cost of maintenance, repairs and replacing china, glassware, utensils, etc. is charged to expense as incurred.

Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

       CLASSIFICATIONS                                                                   LIFE IN YEARS
       ---------------                                                                   -------------
Restaurant and other equipment                                                 7 - 10 years
Buildings                                                                      20 years
Leasehold improvements                                                         5 - 25 years (limited to lease term)

LONG-LIVED ASSETS

Management reviews the Company's long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes that no impairment of the carrying value of the Company's long-lived assets existed.

                            DEFERRED FINANCING COSTS

Costs relating to debt refinancing have been deferred and are amortized over the terms of the underlying debt instruments. In connection with the amendment to its credit facility in June 2003, the Company recorded $268 in new deferred financing costs. Included in other assets are deferred financing costs totaling $2,170 (net of accumulated amortization of $2,684).

STOCK-BASED COMPENSATION

The Company has stock-based employee compensation plans, which are described more fully in Note 5. The Company accounts for those plans under the recognition and measurement principles of APB Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations. No stock-based employee compensation cost is reflected in the results of operations of the Company, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant.

Pro forma information regarding net income is required by SFAS No. 123, Accounting for Stock-Based Compensation (SFAS No. 123), and has been determined as if the Company had accounted for its employee stock options under the fair value method of the Statement. However, because the effect of applying the fair value method of SFAS No. 123 to the Company's stock options results in net income (loss) that is not materially different from amounts reported, such pro forma information is not presented. The fair value of each option granted was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions: (i) risk free interest rate of 5.71%, (ii) expected option life of five years and (iii) expected dividend rate of 2.34%. The weighted average fair value of the options granted during 2003 was $671 per share.

REVENUE RECOGNITION

Revenue for food and beverage sales at restaurants is recognized when services are rendered. Revenue from the sale of gift cards is deferred and recognized upon redemption of the gift cards. A portion of gift cards unredeemed after thirteen months are recognized in the Company's results of operations based on historical redemption patterns.

INCOME TAXES

The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

STATEMENTS OF CASH FLOWS

Cash paid for interest (net of amounts capitalized) was $8,619.

The Company paid no income taxes.

The Company received $83 in promissory notes related to the purchase by certain employees of a portion of the cash flows from certain restaurants. The Company has recorded these transactions as employee loans receivable and deferred compensation in the accompanying balance sheet.

PRE-OPENING COSTS

Restaurant payroll, supplies and other expenses incurred prior to the opening of new restaurants are expensed as incurred.

IMPACT OF RECENTLY ISSUED ACCOUNTING PRINCIPLES

In January 2003, the FASB issued Interpretation ("FIN") No. 46, Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin No. 51. This interpretation clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, and requires consolidation of variable interest entities by their primary beneficiaries if certain conditions are met. This interpretation applies to variable interest entities created or obtained after January 31, 2003. For variable interest entities created or obtained before February 1, 2003, the adoption of this standard is effective as of December 31, 2003 for a variable interest in special-purpose entities and as of March 31, 2004 for all other variable interest entities. The Company does not believe it holds any variable interest entities, accordingly, the interpretation will not impact the Company.

In May 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. This statement clarifies the definition of a liability, as currently defined by FASB Concepts Statement No. 6, Elements of Financial Statements, as well as other items. The statement requires that financial instruments that embody an obligation of an issuer be classified as a liability. Furthermore, the standard provides guidance for the initial and subsequent measurement as well as disclosure requirements of these financial instruments. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The Company is required to adopt this statement by the year ending December 31, 2004.

2. RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated its previously issued financial statements for the following items:

                                                                         INCREASE      INCREASE TO
                                                                      (DECREASE) TO    ACCUMULATED
                                                                         NET LOSS        DEFICIT
                                                                       ------------   -------------
                                                                           2003       PRIOR TO 2003
                                                                           ----       -------------
Valuation allowance for deferred tax assets                              $ 1,141         $3,568
Straight-line rent expense for probable future rental escalations            411          1,297
Accrued vacation                                                              58            385
Compensatory accounting for market partner arrangements                      198             82
Capitalization of certain costs previously expensed                         (174)             -
                                                                         -------         ------
                                                                         $ 1,634         $5,332
                                                                         =======         ======

In evaluating the likelihood of the realization of its deferred tax assets, management believes it is more likely than not that $3,568 and $1,141 of deferred tax assets prior to 2003 and as of December 31, 2003, respectively, will not be realized in the near term. Accordingly, a valuation allowance of $3,568 and $4,709 was recorded to reduce the deferred tax asset to an amount that will more likely than not be realized prior to 2003 and as of December 31, 2003, respectively

The Company has entered into several lease agreements whereby future periodic rental escalations are based on the lesser of a multiple of 2-4 times the consumer price index (CPI) or a stated percentage (floor). Although CPI is a variable measure, management believes the contingent future rental escalation is a disguised future minimum lease payment which is probable of being achieved and should be included on a pro-rata basis within rent expense over the term of the lease. Accordingly, deferred rent liability was increased by $1,297 prior to 2003 and rent expense and deferred rent liability was increased by $411 as of and for the year ended December 31, 2003.

The Company changed its vacation policy during 2002 whereby employees became eligible for accrued vacation based on a defined formula. As a result of the new vacation policy accrued vacation expense was recorded of $385 and $58 prior to 2003 and during 2003, respectively.

In response to certain changes made by other restaurant companies in the accounting for market partner arrangements (Note 9), the Company has changed its accounting for its market and managing partner arrangements to be compensatory over the expected employment term of the market and managing partner. Accordingly, deferred compensation was increased by $82 prior to 2003 and deferred compensation and compensation expense was increased by $198 as of and for the year ended December 31, 2003.

The Company incorrectly expensed certain costs during 2003 that were incurred related to new restaurants. These costs qualify for capitalization as they have an estimated useful life of seven to ten years. Accordingly, $174 was capitalized as equipment as of December 31, 2003.

The following table reflects the effect of the restatement on the Statement of
Operations:

                                                   Year Ended December 31, 2003
                                                   ----------------------------
                                                  As Previously
                                                    Reported         As Restated
                                                    --------         -----------
Selected Statement of Operations Data:
Payroll and related costs                           $  92,253         $  92,412
Occupancy costs and other operating expenses           44,765            45,176
Pre-opening costs                                       3,765             3,591
Total costs and expenses                              232,474           234,227
Operating income                                        8,064             6,311
Loss before income tax benefit                         (3,494)           (3,987)
Income tax benefit                                      2,417             1,339
Net loss                                               (1,077)           (2,648)

The following table reflects the effect of the restatement on the Balance Sheet:

                                                                December 31, 2003
                                                                -----------------
                                                          As Previously
                                                            Reported        As Restated
                                                            --------        -----------
Selected Balance Sheet Data:
Current deferred taxes                                      $  3,611         $  3,630
Total current assets                                          16,236           16,255
Restaurant and other equipment                                68,391           68,565
Property, equipment and improvements, net                     87,355           87,529
Total assets                                                 112,845          113,038
Accrued payroll and related costs                              5,801            6,244
Total current liabilities                                     25,082           25,525
Deferred rent and revenue                                      3,844            5,552
Long-term deferred taxes                                       1,752            6,417
Deferred compensation                                          1,215            1,495
Accumulated deficit                                          (14,192)         (21,095)
Total stockholders' equity (deficit)                           5,849           (1,054)
Total liabilities and stockholders' equity (deficit)         112,845          113,038

The following table reflects the effect of the restatement on the Cash Flows:

                                                        Year Ended December 31, 2003
                                                        ----------------------------
                                                       As Previously
                                                         Reported        As Restated
                                                         --------        -----------
Selected Cash Flow Data:
Net loss                                                 $ (1,077)        $ (2,648)
Deferred taxes                                             (1,708)            (630)
Deferred rent and revenue                                     672            1,083
Accrued payroll and related costs                             682              740
Deferred compensation                                         417              615
Net cash provided by operating activities                  12,481           11,166
Purchase of property, equipment, and improvements         (23,515)         (23,689)
Net cash used in investing activities                     (23,424)         (22,109)

3. FINANCING ARRANGEMENTS

LONG-TERM DEBT

CREDIT FACILITY

On April 16, 2002, the Company entered into a new credit facility with a financial institution, consisting of a $65,000 senior revolving loan with an initial outstanding balance of $40,750 and a subordinated term loan in the amount of $3,500. On June 19, 2003, the credit agreement was amended, increasing the senior revolving loan to $72,000 and the subordinated term loan to $6,500.

Proceeds from the new credit facility were used to repay amounts outstanding under the existing credit facility and to finance growth. The senior revolving loan bears interest at an annual rate of 11%, payable monthly, and matures in April 2005. The term loan bears interest at an annual rate of 18%, with interest payable quarterly and principal due at maturity in April 2005. The balance outstanding under the senior revolving loan was $65,375.

The Company has $6,625 available for borrowing under its senior revolving loan. The Company is required to pay an annual commitment fee of -3/4% per annum on the unused senior revolving loan balance, payable monthly. Additionally, the Company is required to pay a monthly loan servicing fee of $15 and an anniversary fee of -1/2% of the available revolving loan commitment. In addition, the Company is required to pay fees totaling $50 every six months in association with the June 19, 2003 amendment to the credit facility.

Substantially all of the Company's property, equipment and improvements are pledged as collateral under the terms of the credit facility.

The credit facility contains various financial covenants that include, among other things, tests for total leverage, tangible net worth, fixed charge coverage and cash flow per restaurant. As of December 31, 2003, the Company was in compliance with its financial covenants.

TERM NOTES

The Company has two term notes payable to the bank in the original amounts of $4,021 (Term Note A) and $3,472 (Term Note B). Term Note A bears interest at 7.94%, and is due in monthly installments of principal and interest of $81, commencing November 30, 2001 and is due in full on October 30, 2006. Term Note B bears interest at 8.45%, and is due in monthly installments of principal and interest of $71, commencing January 28, 2003 and is due in full on December 28, 2006. The outstanding balance on Term Notes A and B was $2,471 and $2,256, respectively. These notes are secured by the equipment, seating and decor of 12 of the Company's restaurants.

CREDIT FACILITY (CONTINUED)

Principal repayments of long-term debt, related to the Company's credit facility and term notes, for each of the next fiscal years are as follows:

2004        $ 1,499
2005         73,502
2006          1,601
            -------
            $76,602
            =======

4. INCOME TAXES

The income tax benefit consists of the following:

Current:
    Federal                     $  (552)
    State                          (157)
                                -------
                                   (709)

Deferred:
    Federal                        (583)
    State                           (47)
                                -------
                                   (630)
                                -------
Total income tax benefit        $(1,339)
                                =======

A reconciliation of income taxes computed at the statutory federal income tax rate to income tax benefit is as follows:

Tax at statutory federal rate              $(1,356)
State taxes, net of federal benefit           (135)
FICA tip credit                             (1,110)
Valuation allowance                          1,141
Meals and entertainment                         23
Other                                           98
                                           -------
Total income tax benefit                   $(1,339)
                                           =======

The Company has recorded deferred tax assets and deferred tax liabilities, which represent future tax effects of temporary differences. The tax effects of significant temporary differences giving rise to deferred tax assets and liabilities is as follows:

Deferred tax assets:
    FICA tax credit carryforwards, net                                              $  6,591
    NOL carryforward                                                                   1,301
    Accrued legal settlement                                                           1,071
    Deferred revenue and expense                                                         660
    State income taxes                                                                   243
    Accrued workers' compensation                                                        887
    Other                                                                                 81
                                                                                    --------
Total deferred tax assets                                                             10,834
Valuation allowance                                                                   (4,709)
                                                                                    --------
Net deferred tax asset                                                                 6,125

Deferred tax liabilities:
    Property, equipment and improvements - book basis in excess of tax basis          (8,912)
                                                                                    --------
Net deferred tax liabilities                                                        $ (2,787)
                                                                                    ========

The Company has FICA tax credit carryforwards of $6,591 for federal tax purposes that begin to expire in 2012.

The Company has federal and state net operating loss carryforwards of $3,197 and $2,415, respectively, which begin to expire in 2023 and 2013, respectively.

The change in the valuation allowance of $1,141 during 2003 relates to FICA tax credits that are more likely than not to be realized in the foreseeable future.

5. LEASING ACTIVITIES

The Company conducts the majority of its operations using leased restaurant facilities that expire on various dates through 2023. The leases have initial terms ranging from one to 25 years with renewal options ranging from five to 10 years. Most of the leases require additional rental payments by the Company based on cost of living increases and/or if sales volumes at the related restaurants exceed specified levels. Most of the lease agreements require payment of property taxes, insurance, maintenance and utilities by the Company.

OPERATING LEASES

Future minimum rental payments (exclusive of additional rental based on sales volume, property taxes, insurance, maintenance and utilities) by year under operating leases that have initial or remaining noncancelable lease terms in excess of one year as of December 31, 2003 are as follows:

2004              $ 12,639
2005                12,765
2006                12,608
2007                11,987
2008                11,701
Thereafter         113,200
                  --------
                  $174,900
                  ========

Rental expense was as follows:

Minimum rentals                          $10,770
Additional rentals based on sales          1,314
                                         -------
                                         $12,084
                                         =======

The Company entered into eight additional lease agreements with aggregate minimum lease payments of $28,545. Because the rental commencement date has not yet begun, the future minimum rental payments have been excluded from the schedule of future minimum rental payments.

6. STOCKHOLDERS' DEFICIENCY

STOCK OPTIONS

In October 1996, the Company adopted the Long-Term Incentive Plan (the Plan). The Plan authorizes the grant of non-qualified stock options to eligible employees, consultants and directors for up to 1,033 shares of the Company's common stock of which 10 shares are available for future grant as of December 31, 2003. All options granted have 10-year terms and vest ratably over five years. The Plan provides for the grant of stock appreciation rights, none of which have been granted as of December 31, 2003.

Stock option activity during the periods indicated is as follows:

                                                  WEIGHTED
                                                  AVERAGE
                                   NUMBER OF      EXERCISE
                                    SHARES         PRICE
                                    ------         -----
Balance at December 31, 2002         1,003         $3,302
      Granted                           20          4,880
      Exercised                        (45)         2,848
                                     -----         ------
Balance at December 31, 2003           978         $3,355
                                     =====         ======

Price ranges of outstanding and exercisable options as of December 31, 2003 is summarized below:

                                                        OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                             -----------------------------------------      -------------------
                                                             WEIGHTED
                                                             AVERAGE          WEIGHTED                   WEIGHTED
                                                             REMAINING        AVERAGE                     AVERAGE
                             RANGE OF        NUMBER OF     CONTRACTUAL        EXERCISE     NUMBER         EXERCISE
                         EXERCISE PRICES       SHARES      LIFE (YEARS)        PRICE      OF SHARES        PRICE
                         ---------------       ------      ------------        -----      ---------        -----
December 31, 2003        $2,848 - $4,880         978           4.95            $3,355        665           $3,086

WARRANTS

The Company has reserved 78 shares of common stock in connection with warrants issued on October 31, 1996. The warrants are exercisable from date of issuance through October 31, 2006 at an exercise price of $2,848 per share.

NOTES RECEIVABLE FROM STOCKHOLDERS

In June 2001, in connection with the Company's sale and issuance of common stock, the Company issued 1,482 shares of common stock at $3,700 per share in exchange for cash of $5,000 and full-recourse promissory notes of $485 bearing interest at a variable rate determined by the Company's borrowing rate, currently 11%. The notes are secured by 131 shares of common stock with principal and interest due on the earlier of (i) June 30, 2006 or (ii) the 90th day following employment termination. During 2003, two of the stockholders repaid their notes in full. As of December 31, 2003, the note receivable balance was $358 and has been classified as a reduction of stockholders' equity in the accompanying balance sheets, since the notes were issued in connection with a common stock issuance.

ACCUMULATED DEFICIT

As of December 31, 2003, the Company has reported an accumulated deficit of $21,095 in the accompanying balance sheet. Included in accumulated deficit is a charge of $20,662, which was recorded in 1996 to redeem common stock pursuant to a leveraged recapitalization transaction.

7. COMMITMENTS AND CONTINGENCIES

The Company has secured irrevocable standby letters of credit aggregating to $582 to cover potential disability income claims, worker's compensation claims, and a deposit on a building.

The Company is involved in certain litigation arising in the ordinary course of its business. Management believes it has adequate legal defenses as to these lawsuits and claims and does not believe that they will materially impact the Company's results of operations, financial position or cash flows.

8. EMPLOYEE BENEFIT PLAN

DEFINED CONTRIBUTION PLAN

The Company has a defined contribution plan covering all eligible employees who have completed one year of service. Participants are able to contribute, on a pre-tax basis, up to 20% of their earnings to the plan (subject to certain limitations), which the Company may match at its discretion. The Company's contributions are subject to a five-year vesting period. No matching contributions were made by the Company for the years ended December 31, 2003.

9. MARKET AND MANAGING PARTNER ARRANGEMENTS

Beginning in 2001, the Company began entering into arrangements with certain key employees under its Market and Managing Partner Programs (MMPP). Under the MMPP certain key employees are given the right to enter into a five year employment agreement and purchase a 5% interest in the future cash flow stream of a specific, newly opened, restaurant at which the key employee has management responsibilities as general manager or multi-unit manager. Amounts due and paid to managing partner participants are included in payroll and related costs and amounted to $283 and amounts due and paid to market partner participants are included in general and administrative expenses and amounted to $280.

The MMPP participants' purchase price is a fixed amount, generally $25 (initial purchase price) and gives the purchaser the right to the related 5% cash flow of its restaurant until such interest is sold. The purchaser has a perpetual interest in the cash flow interest acquired, subject to certain situations in which the Company may obtain the right to repurchase such interest, but never has the obligation to repurchase the interest. The Company receives the right to repurchase the interest upon the death or disability of the holder, or upon the sale or wind-up of the Company based on a fixed formula of five times the average of the last two years annual cash flows of the respective restaurant, not less than $25. However, should the individual cease their employment with the Company through either termination or resignation the Company has a repurchase right at $25 or less if that occurs within the first 5 years of employment.

The Company also receives a one-time option, but does not have the obligation, to repurchase the cash flow right for a 60-day period after 5 years of ownership using the five times cash flow formula. With respect to the one-time purchase option if the Company does not exercise its repurchase option within 60 days, the MMPP participants' maintain their 5% interest in the future cash flow of the specific restaurant until the MMPP participant elects to sell the right. The Company has the first right of refusal if the MMPP participant elects to sell it's right but has no control over the value to be paid if it is based on any bonafide offer. The initial purchase price totaled $525 in 2003, respectively, which is recorded as a deferred compensation arrangement. Should the Company repurchase a MMPP participants' interest at some time in the future, to the extent the repurchase price exceeds the deferred compensation obligation recorded in the balance sheet, additional expense will be recorded. The Company has made five repurchases of MMPP participants' interests and none were in excess of the deferred compensation obligation in the balance sheet so there was no expense relating to the repurchase. With respect to possible future repurchases that could be in excess of the obligation recorded at the time of repurchase, the Company is recording the increase in the MMMP participants' interest based on the five times cash flow formula over the participants' expected employment term of seven to nine years partially offset by expected terminations whereby the Company will repurchase the cash flow right at its cost. During 2003, the Company recorded $97 as compensation expense and $101 as general and administrative expense related to the increase in the value of the MMMP participants' interest.

10. LEGAL SETTLEMENT

A former restaurant manager filed an action against the Company for himself and on behalf of a putative class of similarly situated restaurant managers. The action alleged that restaurant managers were improperly classified as exempt employees under California's wage and hour laws and were wrongfully denied overtime pay as a result of the misclassification. The plaintiff was seeking unpaid overtime for himself and for the putative class. The Company believes that it has meritorious defenses to these actions and that it has acted properly at all times in dealing with these matters. However, prior to the hearing for class certification, the Company elected to settle this action for $2,500. In addition, the Company incurred legal costs of $315 in 2003 related to this action. Accordingly, the Company has recognized charges for legal settlement and related costs in the amount of $2,815 during the year ended December 31, 2003.

11. RELATED PARTY TRANSACTIONS

An annual advisory fee was paid to Saunders Karp and Megrue, LLC, the majority stockholder, aggregating $175 in 2003. These amounts are included in general and administrative expenses in the accompanying statements of operations.

12. SUBSEQUENT EVENT

On July 7, 2004, all issued and outstanding common stock of the Company was acquired by Bob Evans Farms, Inc. (BOBE) for a purchase price of approximately $182 million. BOBE paid cash of approximately $103 million and assumed outstanding indebtedness of approximately $79 million.

                   PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

The following unaudited pro forma condensed consolidated balance sheet financial information as of April 30, 2004, gives effect to the acquisition by Bob Evans Farms, Inc. (the "Company") of SWH Corporation ("SWH") as if such transaction had occurred on April 30, 2004. The following unaudited pro forma condensed consolidated statements of income financial information for the year ended April 30, 2004 and for the three months ended July 30, 2004, give effect to the acquisition as if it occurred on April 26, 2003 (the beginning of the Company's 2004 fiscal year).

The pro forma adjustments as reflected in the following financial information are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The pro forma financial information does not purport to be indicative of the operating results or financial position that would have been achieved had the acquisition been consummated on the dates indicated and should not be construed as representative of future operating results or financial position. The pro forma information should be read in conjunction with the consolidated financial statements and notes thereto in the Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2004, and the historical financial statements of SWH included in this Current Report on Form 8-K/A.

The pro forma adjustments were applied to the respective historical financial statements to reflect and account for the acquisition using the purchase method of accounting. The aggregate purchase price of SWH will be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective values. The actual purchase accounting to reflect the fair value of the assets acquired and liabilities assumed will be based upon valuation studies and the Company's evaluation of such assets and liabilities as of the closing date. These studies and evaluation have not yet been completed. Accordingly, the pro forma financial information presented herein in subject to change pending the final purchase price allocations and any purchase price adjustment. Additionally, the pro forma adjustments do not reflect any operating efficiencies or additional costs that may result with respect to the combined businesses.

           PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
                                 APRIL 30, 2004
                                 (IN THOUSANDS)

                                                                          Historical
                                                                          ----------
                                                                  Bob Evans
                                                                Farms, Inc.        SWH Corp.     Adjustments            Pro Forma
                                                                -----------        ---------     -----------            ---------
Assets
Current assets:
   Cash and equivalents                                          $   3,986         $   1,991      $       0            $     5,977
   Accounts receivable                                              13,413               781           (550) (a)            13,644
   Inventories                                                      19,540             3,605                                23,145
   Deferred income taxes                                             8,869             3,543            774  (b)            13,186
   Prepaid expenses                                                  1,664               316                                 1,980
                                                                 ---------         ---------      ---------            -----------
     Total current assets                                           47,472            10,236            224                 57,932

Property, plant and equipment, net                                 783,397            94,567              0  (c)           877,964
Deposits and other                                                   3,075             2,205         (1,275) (d)             4,005
Long-term investments                                               17,791                 0                                17,791
Deferred income taxes                                               14,931                 0                                14,931
Goodwill                                                             1,567                 0        104,631  (e)           106,198
                                                                 ---------         ---------      ---------            -----------

Total assets                                                     $ 868,233         $ 107,008      $ 103,580            $ 1,078,821
                                                                 =========         =========      =========            ===========

Liabilities and stockholders' equity Current liabilities:
   Line of credit                                                $  34,620         $       0      $       0            $    34,620
   Current maturities of long-term debt                              4,000            75,465        (75,465) (f)             4,000
   Accounts payable                                                 12,390             5,989                                18,379
   Dividends payable                                                 4,229                 0                                 4,229
   Federal and state income taxes                                   11,375            (1,377)         1,377  (b)            11,375
   Accrued wages and related liabilities                            20,887             2,917                                23,804
   Self insurance                                                   17,441             2,590                                20,031
   Other accrued expenses                                           40,905            12,205                                53,110
                                                                 ---------         ---------      ---------            -----------
     Total current liabilities                                     145,847            97,789        (74,088)               169,548

Long-term liabilities:
   Deferred compensation                                            13,519             1,364                                14,883
   Deferred income taxes                                            54,371             7,166         (5,741) (b)            55,796
   Long-term debt                                                   24,333             1,601        182,497  (f)           208,431
                                                                 ---------         ---------      ---------            -----------
     Total long-term liabilities                                    92,223            10,131        176,756                279,110

Stockholders' equity:
   Common stock                                                        426            20,355        (20,355) (g)               426
   Preferred stock                                                      60                 0                                    60
   Capital in excess of par value                                  149,967                44            (44) (g)           149,967
   Retained earnings (deficit)                                     613,371           (21,311)        21,311  (g)           613,371
   Treasury stock                                                 (133,661)                0                              (133,661)
                                                                 ---------         ---------      ---------            -----------
     Total stockholders' equity                                    630,163              (912)           912                630,163
                                                                 ---------         ---------      ---------            -----------

Total liabilities and stockholders' equity                       $ 868,233         $ 107,008      $ 103,580            $ 1,078,821
                                                                 =========         =========      =========            ===========

    The accompanying notes are an integral part of the financial statements.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                            YEAR ENDED APRIL 30, 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       Historical
                                                       ----------
                                               Bob Evans           (l)
                                              Farms, Inc.       SWH Corp.        Adjustments        Pro Forma
                                              -----------       ---------        -----------        ---------
Net sales                                     $1,197,997        $ 256,004         $       0         $1,454,001

Operating expenses:
   Cost of sales                                 340,840           73,239                              414,079
   Operating wages and fringe benefits           418,029          102,824                              520,853
   Other operating expenses                      174,932           49,559                              224,491
   Selling, general and administrative           100,789           14,138              (199) (h)       114,728
   Depreciation and amortization                  50,106            8,503                 0  (i)        58,609
                                              ----------        ---------         ---------         ----------

Operating income                                 113,301            7,741               199            121,241

   Net interest expense                            1,311           10,931            (2,051) (j)        10,191
                                              ----------        ---------         ---------         ----------

Income (loss) before income taxes                111,990           (3,190)            2,250            111,050

   Provisions for income taxes                    39,955           (1,935)            1,599  (k)        39,619
                                              ----------        ---------         ---------         ----------

Net income (loss)                             $   72,035        $  (1,255)        $     651         $   71,431
                                              ==========        =========         =========         ==========

Earning per share:
   Basic                                      $     2.07                                            $     2.05
   Diluted                                    $     2.03                                            $     2.01

Weighted-average shares outstanding:
   Basic                                          34,878                                                34,878
   Dilutive                                       35,513                                                35,513

    The accompanying notes are an integral part of the financial statements.

        PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                        THREE MONTHS ENDED JULY 30, 2004
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                    Historical *
                                                    ------------
                                             Bob Evans
                                             Farms, Inc.      SWH Corp.       Adjustments        Pro Forma
                                             -----------      ---------       -----------        ---------
Net sales                                     $320,615        $ 50,669         $       0         $371,284

Operating expenses:
   Cost of sales                                94,564          14,635                            109,199
   Operating wages and fringe benefits         112,878          19,615                            132,493
   Other operating expenses                     49,281           9,747                             59,028
   Selling, general and administrative          26,864           4,656            (1,847) (h)      29,673
   Depreciation and amortization                13,944           1,728                 0  (i)      15,672
                                              --------        --------         ---------         --------

Operating income                                23,084             288             1,847           25,219

   Net interest expense                            876           2,191              (524) (j)       2,543
                                              --------        --------         ---------         --------

Income (loss) before income taxes               22,208          (1,903)            2,371           22,676

   Provisions for income taxes                   7,972            (918)            1,086  (k)       8,140
                                              --------        --------         ---------         --------

Net income (loss)                             $ 14,236        $   (985)        $   1,285         $ 14,536
                                              ========        ========         =========         ========

Earning per share:
   Basic                                      $   0.40                                           $   0.41
   Diluted                                    $   0.40                                           $   0.41

Weighted-average shares outstanding:
   Basic                                        35,260                                             35,260
   Dilutive                                     35,671                                             35,671

   * Historical amounts shown for Bob Evans Farms, Inc. include results of SWH Corporation after July 7, 2004; whereas historical amounts shown for SWH Corporation include results through July 7, 2004 only.

    The accompanying notes are an integral part of the financial statements.

              NOTES TO PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

(a) Reflects the elimination of employee loans receivable of $550,000 at the closing of the acquisition.

(b) Reflects changes to the status of SWH's current and deferred tax accounts and related valuation allowances as a result of the acquisition.

(c) Typically, there would be an adjustment to reflect a change of historical property, plant and equipment bases to fair value. The Company is currently in the process of evaluating the fair values of the property, plant and equipment purchased using internal and external resources. Based on initial inquiries, management believes that any fair value adjustment to historical net book value will not be significant; therefore, no adjustment to the historical bases has been made at this time. Upon the completion of the assessment of the fair value of the assets acquired and liabilities assumed, the Company will update its purchase price allocation accordingly.

(d) Reflects the elimination of net deferred financing costs ($1,870,000) associated with SWH's prior debt that was paid in full at closing, and the addition of deferred financing costs of $595,000 that the Company incurred in connection with the issuance of new senior notes to finance the acquisition.

(e) Reflects the excess of acquisition cost over the estimated fair value of net assets acquired (goodwill). At this time, the Company does not believe that intangible assets subject to amortization will be significant. The final purchase price of the acquisition will not be determined until certain contractual items have been settled. The preliminary calculation of the purchase price is as follows:

Paid to equity and debt holders at closing        $182,669,000

Closing costs and transaction fees                     834,000
                                                  ------------

Preliminary acquisition cost                      $183,503,000
                                                  ============

(f) Reflects the full payment of all of SWH's prior debt ($75,465,000 - current; $1,601,000 - long-term) and additional borrowings of $184,098,000 (all long-term) via the Company's issuance of new senior notes to finance the acquisition. The additional borrowings represent the $183,503,000 preliminary acquisition cost discussed in note (e) plus the $595,000 deferred financing costs discussed in note (d).

(g) Reflects the elimination of all of the equity balances of SWH in accordance with the purchase method of accounting for business combinations.

(h) Reflects the elimination of management fees paid to the previous majority owner of SWH ($199,000 for the year ended April 30, 2004, and $29,000 for the three months ended July 30, 2004) and the elimination of a charge at closing of $1,818,000 in net deferred financing costs related to SWH's prior debt that was paid in full at closing.

(i) Typically there would be an adjustment to reflect a change of historical property, plant and equipment bases to fair value. However, preliminary reviews of the acquired assets indicate that the fair value of the property, plant and equipment will not be substantially different from the historical net book value recorded by SWH. The historical financial information for SWH utilizes similar classification and useful lives for property, plant and equipment. Accordingly, no adjustment to depreciation expense has been made for adjustments to fair values or useful lives of the property, plant and equipment acquired.

(j) Reflects the incremental change in interest expense (including the amortization of deferred financing costs) associated with the pro forma interest expense calculated using the weighted-average interest rate (4.87%) of the Company's new senior notes used to finance the acquisition and the elimination of the interest expense associated with SWH's prior credit facilities.

(k) Reflects the combined tax expense based on the Company's effective tax rate and tax structure.

(l) In December 2003, SWH recognized a charge of $2,815,000 related to the settlement of a lawsuit filed by a former restaurant manager (see Note 10 to the Financial Statements of SWH included herein). This charge is reflected in the historical results shown for SWH in the Pro Forma Condensed Consolidated Statement of Income for the year ended April 30, 2004. The pro forma financial statements do not reflect an adjustment for this item.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    BOB EVANS FARMS, INC.

Dated:  September 20, 2004          By: /s/ Donald J. Radkoski
                                        --------------------------------------
                                        Donald J. Radkoski
                                        Chief Financial Officer, Treasurer and
                                          Secretary

                                INDEX TO EXHIBITS

                          Current Report on Form 8-K/A
                            Dated September 20, 2004

Exhibit No.                             Description
-----------                             -----------
   2*       Stock Purchase Agreement, dated as of June 11, 2004, among SWH
            Corporation, the Equity Holders of SWH Corporation and Bob Evans
            Farms, Inc.

   4(a)*    Loan Agreement, dated July 7, 2004, between BEF Holding Co., Inc.
            and National City Bank

   4(b)*    Guaranty of Payment, dated as of July 7, 2004, made by Bob Evans
            Farms, Inc. and Mimi's Cafe, LLC, in favor of National City Bank

   4(c)* Promissory Note, dated as of July 7, 2004, in the aggregate principal amount of $200,000,000, made by BEF Holding Co., Inc.
            in favor of National City Bank

   10*      Escrow Agreement, dated as of July 7, 2004, among Saunders Karp &
            Megrue LLC, Bob Evans Farms, Inc., Mimi's Cafe, LLC and U.S. Bank
            National Association, as Escrow Agent

   23       Consent of Independent Registered Public Accounting Firm

-----------------------
* Previously filed with the Company's Current Report on Form 8-K on July 12,
  2004.